Filed Pursuant to Rule 424(b)(2)

File No. 333-238118

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(2)
Depositary Shares of Stifel Financial Corp. (Each Representing a 1/1000th Interest in a Share of 6.125% Non-Cumulative Preferred Stock, Series C)	$225,000,000	$29,205.00

(1)

The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registrant’s Automatic Registration Statement on Form S-3ASR (Registration No. 333-238118), originally filed with the Commission on May 8, 2020.

(2)

The registration fee of $29,205.00 is calculated in accordance with Rule 457(r) and shall be paid on a deferred basis in accordance with Rule 456(b). Pursuant to Rule 457(p), the Registrant is offsetting $17,385.00 of the registration fee against fees paid with respect to $150,000,000 of unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-219926, filed by the registrant on August 11, 2017 and declared effective on August 17, 2017. Accordingly, $11,820.00 in registration fees is being paid at this time.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2020)

8,000,000 Depositary Shares

Each Representing a 1/1000th Interest in a Share of

6.125% Non-Cumulative Preferred Stock, Series C

Stifel Financial Corp. is offering 8,000,000 depositary shares, each representing a 1/1000th interest in a share of perpetual 6.125% Non-Cumulative Preferred Stock, Series C, $1.00 par value, with a liquidation preference of $25,000 per share (equivalent to $25 liquidation preference per depositary share) (the “Series C Preferred Stock”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series C Preferred Stock (including dividend, voting, redemption and liquidation rights).

We will pay cash dividends on the Series C Preferred Stock, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available to pay dividends, at an annual rate of 6.125% on the liquidation preference amount of $25,000 per share of Series C Preferred Stock (equivalent to $1.53125 per depositary share per year), quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”), beginning on September 15, 2020. Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. In the event dividends are not declared on the Series C Preferred Stock for payment on any divided payment date, then those dividends will not be cumulative and will cease to accrue and be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

We may redeem the Series C Preferred Stock in whole or in part, from time to time, on or after June 15, 2025, at a cash redemption price equal to $25,000 per share of Series C Preferred Stock (equivalent to $25 per depositary share) plus any declared and unpaid dividends, and without accumulation of any undeclared dividends, to, but excluding, the redemption date. We may also redeem the Series C Preferred Stock in whole but not in part upon certain events involving capital treatment as described in this prospectus supplement. If we redeem the Series C Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

The Series C Preferred Stock will not have voting rights, except in the limited circumstances described in “Description of the Series C Preferred Stock—Voting Rights” beginning on page S-29 and as specifically required by Delaware law.

Application will be made to list the depositary shares representing interests in the Series C Preferred Stock on the New York Stock Exchange (“NYSE”) under the symbol “SF PrC.” If approved for listing, we expect the depositary shares will begin trading on the NYSE within 30 days after they are first issued. The Series C Preferred Stock will rank equally with our outstanding perpetual 6.25% Non-Cumulative Preferred Stock, Series A and our outstanding perpetual 6.25% Non-Cumulative Preferred Stock, Series B with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of our affairs.

The underwriters may also purchase up to an additional 1,000,000 depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discount will be $7,087,500 and our total proceeds, before expenses, will be $217,912,500.

Investing in the depositary shares and the Series C Preferred Stock involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and in the documents incorporated by reference herein.

Neither the depositary shares nor the Series C Preferred Stock are deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total(2)
Public offering price	$25.0000	$200,000,000
Underwriting discount(1)	$0.7875	$6,300,000
Proceeds, before expenses, to us	$24.2125	$193,700,000

(1)	See “Underwriting (Conflicts of Interest)” for a description of the compensation payable to the underwriters.
(2)	Assumes no exercise of the underwriters’ option to purchase additional depositary shares described above.

The underwriters expect to deliver the depositary shares in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.A., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about May 19, 2020.

Joint Book-Running Managers

Keefe, Bruyette & Woods	BofA Securities	Citigroup	Morgan Stanley	Wells Fargo Securities

                A Stifel Company

The date of this prospectus supplement is May 12, 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any other person to provide you with information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free-writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free-writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Series C Preferred Stock and the related depositary shares, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference in the accompanying prospectus the statement in the document having the later date modifies or supersedes the earlier statement.

Unless we indicate otherwise, the words “we,” “our,” “us” and “Company” refer to Stifel Financial Corp. (“Stifel”) and its wholly-owned subsidiaries., including Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and Stifel Bank & Trust (“Stifel Bank”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and other statements that we may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our future financial or business performance, strategies or expectations. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements cover, among other things, statements made about general economic, political, regulatory, and market conditions, the investment banking and brokerage industries, our objectives and results, and also may include our belief regarding the effect of various legal proceedings, management expectations, our liquidity and funding sources, counterparty credit risk, or other similar matters. All statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include:

•

a change in general business, economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values and competition;

•	operational challenges resulting from extraordinary events such as the COVID-19 pandemic;

•	the ability to successfully integrate acquired companies or branch offices and financial advisors;

•	a material adverse change in our financial condition;

•	the risk of borrower, depositor and other customer attrition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

S-ii

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services; and

•	the risks and other factors set forth in “Risk Factors” beginning on page S-9 of this prospectus supplement or incorporated herein by reference.

Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements except as required by law. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission (the “SEC”), specifically our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

The prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The depositary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

S-iii

SUMMARY

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference.

About Stifel Financial Corp.

Stifel Financial Corp. is a financial holding company headquartered in St. Louis, Missouri. Our principal subsidiary is Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), a full-service retail and institutional wealth management and investment banking firm. We have a 129-year operating history and have built a diversified business serving private clients, institutional investors, and investment banking clients located across the country. Our principal activities are:

•	Private client services, including securities transaction and financial planning services;

•	Institutional equity and fixed income sales, trading and research, and municipal finance;

•	Investment banking services, including mergers and acquisitions, public offerings, and private placements; and

•

Retail and commercial banking, including personal and commercial lending programs, which is provided through Stifel Bank & Trust and Stifel Bank (collectively “Stifel Bancorp”), our retail and commercial bank subsidiaries.

We have grown our business both organically and through opportunistic acquisitions. Throughout the course of these acquisitions, our highly variable cost structure has enabled us to achieve consistent core earnings profitability while growing net revenue for 24 consecutive years.

We primarily operate our business through three segments, Global Wealth Management, Institutional Group and Other. Our Global Wealth Management segment consists of two businesses, the Private Client Group and Stifel Bank. The Private Client Group includes branch offices and independent contractor offices of our broker-dealer subsidiaries located throughout the United States, including Stifel Nicolaus, as well as Century Securities Associates, Inc. (“CSA”), an independent contractor broker-dealer firm; Keefe, Bruyette & Woods, Inc. (“KBW”), and Miller Buckfire & Co. LLC. Our branch offices provide securities brokerage services, including the sale of equities, mutual funds, fixed income products, and insurance, as well as offering banking products to their private clients through Stifel Bank, which provides residential, consumer, and commercial lending, as well as FDIC-insured deposit accounts to customers of our broker-dealer subsidiaries and to the general public.

Our Institutional Group segment includes institutional sales and trading. It provides securities brokerage, trading, and research services to institutions, with an emphasis on the sale of equity and fixed income products. This segment also includes the management of and participation in underwritings for both corporate and public finance (exclusive of sales credits generated through the private client group, which are included in the Global Wealth Management segment), merger and acquisition, and financial advisory services.

Our Other segment includes interest income from stock borrow activities, unallocated interest expense, interest income and gains and losses from investments held, compensation expense associated with the expensing of restricted stock awards with no continuing service requirements as a result of acquisitions completed during 2016, amortization of stock-based awards for certain administrative employees, and all unallocated overhead cost associated with the execution of orders; processing of securities transactions; custody of client securities; receipt, identification, and delivery of funds and securities; compliance with regulatory and legal requirements; internal financial accounting and controls; and general administration and acquisition charges.

In addition to our broker-dealer subsidiaries noted above, our principal subsidiaries include Stifel Nicolaus Europe Limited, our European subsidiary; Stifel Nicolaus Canada Inc., our Canadian subsidiary; Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A., our trust companies; and 1919 Investment Counsel, LLC, an asset management firm. Our headquarters are located at 501 North Broadway, St. Louis, Missouri 63102, and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the Series C Preferred Stock and the depositary shares. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Series C Preferred Stock” and “Description of the Depositary Shares” for a more detailed description of the terms and conditions of the Series C Preferred Stock and the depositary shares. All capitalized terms not defined herein have the meanings specified in “Description of the Series C Preferred Stock” and “Description of the Depositary Shares”, as applicable.

Issuer	Stifel Financial Corp., a Delaware corporation.

Securities Offered	8,000,000 depositary shares each representing a 1/1000th ownership interest in a share of perpetual 6.125% Non-Cumulative Preferred Stock, Series C, $1.00 par value, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share). We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,000,000 depositary shares from us at the public offering price less the underwriting discount. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends	We will pay cash dividends on the Series C Preferred Stock, only when, as, and if declared by our board of directors, or a duly authorized committee of the board of directors, out of funds legally available to pay dividends, at an annual rate of 6.125% on the liquidation preference amount of $25,000 per share of Series C Preferred Stock (equivalent to $1.53125 per depositary share per year), quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2020. Upon payment of any dividends on the Series C Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. If a dividend is not declared on the Series C Preferred Stock for any dividend period prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any time in the future, whether or not dividends are declared for any future dividend period. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series C Preferred Stock to, but excluding, the first dividend payment date.

If a dividend on the Series C Preferred Stock is declared for any dividend period, such dividend will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any dividend payment date is not a business day (as defined in “Description of the Series C Preferred Stock—Dividends” beginning on page S-25), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding, the next succeeding dividend period’s dividend payment date.

So long as any share of Series C Preferred Stock remains outstanding, (i) no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined below) (other than a dividend payable solely in junior stock), (ii) no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such junior stock by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock unless, in each case, the full dividends for the latest completed dividend period on all outstanding shares of Series C Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Stifel Nicolaus or any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

We will not be able to declare, pay, or set aside payment for dividends if we fail to comply, or if and to the extent such act would cause us to fail to comply, with certain covenants in our credit agreements. For more information, see “Risk Factors.”

Redemption	The Series C Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series C Preferred Stock, upon notice, (i) in whole or in part, from time to time, on or after June 15, 2025 (or, if not a business day, the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Event (as defined on page S-28), in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, whether or not declared. If we redeem the Series C Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

Notwithstanding the foregoing, we may not redeem the Series C Preferred Stock without having received the prior approval of the appropriate federal banking agency if then required under capital guidelines applicable to us.

Redemption of Series C Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series C Preferred Stock—Redemption.”

Neither holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock.

Liquidation Rights	Upon the voluntary or involuntary liquidation, dissolution or winding up of Stifel, the holders of the Series C Preferred Stock, our outstanding perpetual 6.25% Non-Cumulative Preferred Stock, Series A, $1.00 par value (“Series A Preferred Stock”) and our outstanding perpetual 6.25% Non-Cumulative Preferred Stock, Series B, $1.00 par value (“Series B Preferred Stock”) and any other shares of our stock ranking equally with such stock are entitled, on a pro rata basis, to receive out of funds legally available for distribution to stockholders, before any distribution of assets is made to holders of Stifel common stock or any other shares of stock ranking junior to the Series C Preferred Stock as to such distributions upon the liquidation, dissolution or winding up, a liquidating distribution of $25,000 per share of Series C Preferred Stock (equivalent to $25 per depositary share), plus any dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up, but only if and to the extent declared, without regard to any undeclared dividends. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors, subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, and pro rata as to the Series B Preferred Stock, the Series A Preferred Stock and any other class or series of our stock ranking equally as to such distribution.

Voting Rights	The holders of the Series C Preferred Stock do not have voting rights, except (i) as specifically required by Delaware law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, (iv) with respect to changes to our organizational documents that would adversely affect the voting powers, preferences or special rights of the Series C Preferred Stock or (v) to approve the consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or our merger or consolidation with another corporation or other entity subject to certain exceptions. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Series C Preferred Stock—Voting Rights” and “Description of the Depositary Shares—Voting the Preferred Stock.”

Ranking	Shares of the Series C Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	junior to our secured and unsecured debt;

•	senior to our common stock and any other series of our junior stock that may be issued in the future;

•	equally with our outstanding Series A Preferred Stock and our outstanding Series B Preferred Stock;

•	equally with parity stock and each other series of our preferred stock that by its terms is expressly stated to be on parity with the Series C Preferred Stock; and

•	junior to any preferred stock that by its terms is expressly stated to be senior to the Series C Preferred Stock.

See “Description of the Series C Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution, or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other senior claims). As of the date of this prospectus supplement there were outstanding 6,000 shares of our Series A Preferred Stock, with an aggregate liquidation preference of $150.0 million, and 6,400 shares of our Series B Preferred Stock, with an aggregate liquidation preference of $160.0 million.

We may, from time to time, authorize and issue additional shares of preferred stock ranking equally with the Series C Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up. We may also create and issue shares of preferred stock ranking senior to the Series C Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series C Preferred Stock and any parity stock entitled to vote thereon. In addition, we may, from time to time, issue additional shares of preferred stock that rank junior to the Series C Preferred Stock. We may also incur additional indebtedness that would rank senior to the Series C Preferred Stock, including by pursuing a senior notes offering in the near term, subject to market conditions and other factors. See “Risk Factors—The Series C Preferred Stock does not restrict our ability to incur indebtedness.”

Maturity	The Series C Preferred Stock does not have any maturity date, and we are not required to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and Conversion Rights	The holders of the depositary shares and the Series C Preferred Stock do not have any preemptive or conversion rights.

Listing	We intend to apply for listing of the depositary shares on the NYSE under the symbol “SF PrC.” If approved for listing, we expect trading of the depositary shares on the NYSE to commence within 30 days after we issue the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series C Preferred Stock except as represented by the depositary shares.

Certain U.S. Material Federal Income Tax Considerations	Dividends paid to non-corporate U.S. holders generally will be taxable at the preferential rates applicable to long-term capital gains subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally will be eligible for the dividends received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For more information, see “Certain U.S. Material Federal Income Tax Considerations” beginning on page S-37.

Use of Proceeds	We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series C Preferred Stock for general corporate purposes. See “Use of Proceeds” on page S-18.

Depositary, Transfer Agent and Registrar	Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares. Computershare Trust Company, N.A. will serve as transfer agent and registrar for the Series C Preferred Stock and the depositary shares.

Conflicts of Interest	KBW, our broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority (“FINRA”) and will participate in the distribution of the depositary shares. As a result, KBW has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted pursuant to Rule 5121. To comply with Rule 5121, KBW will not confirm sales of the securities to any account over which KBW exercises discretionary authority without the prior written approval of the customer. In addition, pursuant to Rule 5121, a “qualified independent underwriter” (as defined in Rule 5121) must participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Morgan Stanley & Co., LLC (“Morgan Stanley”) has agreed to act as a qualified independent underwriter for the offering and to perform a due diligence investigation and review and participate in the preparation of the prospectus supplement. Morgan Stanley will not receive any additional fees for acting as a qualified independent underwriter. We have agreed to indemnify Morgan Stanley against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of risks you should carefully consider before deciding to invest in our Series C Preferred Stock and our depositary shares.

RISK FACTORS

An investment in our Series C Preferred Stock and our depositary shares involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference, including risk factors contained in Part I, Item 1A of our Annual Report on Form 10-K, for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Q1 2020 Form 10-Q”), before purchasing the depositary shares offered pursuant to this prospectus supplement. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described below and in the documents incorporated by reference herein. For a discussion of the recent COVID-19 pandemic and its impact on our business, see Part I, Item 2 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2020 Form 10-Q and Part II, Item 1A under the heading “Risk Factors” in our Q1 2020 Form 10-Q. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected.

RISKS RELATING TO THIS OFFERING

You are making an investment decision with regard to the depositary shares as well as the Series C Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Series C Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series C Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and in the accompanying prospectus regarding both of these securities.

The shares of Series C Preferred Stock are equity and are subordinate to our existing and future indebtedness.

The shares of Series C Preferred Stock are equity interests in Stifel and do not constitute indebtedness. As such, the shares of Series C Preferred Stock, and the related depositary shares, will rank junior to all indebtedness and other senior claims on Stifel and our subsidiaries with respect to assets available to satisfy claims on Stifel or our subsidiaries, including in a liquidation of Stifel. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of the Series C Preferred Stock and the parity stock then outstanding. In case of such liquidation, the Series C Preferred Stock will rank equally with the parity stock in the distribution of our assets. In addition, our existing and future indebtedness, including our credit agreements, may restrict payment of dividends on the Series C Preferred Stock. As of March 31, 2020, our indebtedness and obligations, on a consolidated basis, totaled approximately $1.5 billion. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series C Preferred Stock (i) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board) as described below under “—Dividends on the Series C Preferred Stock are discretionary and non-cumulative,” (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds and (iii) as a bank holding company, our ability to declare and pay dividends is subject to the oversight of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

The Series C Preferred Stock does not restrict our ability to incur indebtedness.

The Series C Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of Series C Preferred Stock will have limited voting rights.” We have historically sought to access the debt capital markets opportunistically when market conditions were favorable in order to implement our business and growth strategies or refinance our existing indebtedness. In light of the foregoing, and given the current interest rate environment, we are actively considering pursuing a senior notes offering in the near term, subject to market conditions and other factors.

Dividends on the Series C Preferred Stock are discretionary and non-cumulative.

Dividends on the Series C Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of Series C Preferred Stock will not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series C Preferred Stock or any other preferred stock we may issue.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations (including applicable capital adequacy guidelines and compliance with the capital conservation buffer), we may not declare, pay or set aside for payment dividends on Series C Preferred Stock. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments. If payment of dividends on Series C Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. If no dividend on the Series C Preferred Stock is declared or paid for a dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable.

Our credit agreements contain restrictive financial covenants that could limit our ability to pay dividends on the Series C Preferred Stock, and contain other covenants that could adversely affect our business.

Our credit agreement with U.S. Bank National Association provides for revolving loans up to an aggregate of $200 million. In addition, we and Stifel Nicolaus, our broker-dealer subsidiary, are parties to a 364-day credit agreement that provides for maximum borrowing of $250 million. Our credit agreements also subject us to a number of covenants that impose significant operating restrictions on us, including, among others, our ability to incur indebtedness and liens, make loans and investments, make capital expenditures, sell assets, engage in mergers, consolidations and acquisitions, and enter into transactions with affiliates.

Furthermore, the covenants under our credit agreements limit our ability to pay dividends, including dividends on our preferred stock, even if we believe such dividends to be in our best interests. As a result, we may not be able to pay any dividends on our Series C Preferred Stock until such payment will be permissible under our credit agreements or we terminate the credit agreements.

A breach of any of the covenants imposed on us by the terms of credit agreements could result in a default under such credit agreements. In the event of a default, the lenders under any of the credit agreements could terminate their commitments to us, and they could accelerate the repayment of our then outstanding indebtedness under the credit agreements. In such case, we may not have sufficient funds to pay the total amount of accelerated obligations, and our lenders could proceed against the collateral securing the credit agreements.

Although we are currently in compliance with these covenants and have no amounts drawn on either facility as of March 31, 2020, there can be no assurance that we will remain in compliance or that we will not have borrowings under one or both of the facilities. If we are not in compliance, we may need to terminate one or both of the facilities to pay dividends on the Series C Preferred Stock.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through subsidiaries. Our ability to declare and pay dividends is primarily dependent on the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.

Our ability to pay dividends on the Series C Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by state corporate law and federal regulatory considerations and the results of operations of our subsidiaries.

We are incorporated in Delaware and governed by the General Corporation Law of the State of Delaware and our ability to make dividend payments is subject to the laws of Delaware. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

In addition to the foregoing, federal banking laws regulate the amount of dividends that may be paid by our banking subsidiaries without prior regulatory approval. The amount of dividends available to us from our banking subsidiaries after meeting the regulatory capital requirements for well-capitalized banks was approximately $364.0 million at March 31, 2020. The above or any future rules, regulations or capital distribution constraints could adversely affect the ability of our banking subsidiaries to pay dividends to us, our ability to pay dividends on the Series C Preferred Stock and your ability to receive distributions on the depositary shares.

Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of depositary shares to benefit indirectly from such distributions, will be subject to the prior claims of the subsidiaries’ creditors. As of March 31, 2020, our subsidiaries had approximately $448.2 million of indebtedness outstanding, including $198.0 million of consolidated secured, short-term indebtedness held by Stifel Nicolaus, $250.0 million of borrowings from the Federal Home Loan Bank held by Stifel Bank & Trust, and $0.2 million of term loans held by Stifel Bank. In the event of any distribution of assets of Stifel Bank & Trust and Stifel Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the depositary shares. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

The Series C Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series C Preferred Stock may be junior to preferred stock we issue in the future which by its terms is expressly senior to the Series C Preferred Stock. The terms of any of our future preferred stock expressly senior to the Series C Preferred Stock may restrict dividend payments on the Series C Preferred Stock. In this case, unless full dividends for any outstanding preferred stock senior to the Series C Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series C Preferred Stock, and no shares of the Series C Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series C Preferred Stock not being paid or the Series C Preferred Stock not being redeemed.

We may be able to redeem the Series C Preferred Stock prior to June 15, 2025.

By its terms, the Series C Preferred Stock may be redeemed by us prior to June 15, 2025 upon the occurrence of certain events involving the capital treatment of the Series C Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “Regulatory Capital Event,” we may, at our option, redeem in whole, but not in part, the shares of Series C Preferred Stock, subject to the approval of the Federal Reserve Board or other appropriate federal banking agency. See “Description of the Series C Preferred Stock—Redemption.”

It is possible that the Series C Preferred Stock may not satisfy the criteria for additional Tier 1 capital instruments under the applicable capital adequacy rules of the Federal Reserve Board, as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series C Preferred Stock, or as a result of future changes in law or regulation. As a result, a “Regulatory Capital Event” could occur whereby we would have the right, subject to prior approval of the Federal Reserve Board or other appropriate federal banking agency, to redeem the Series C Preferred Stock in accordance with its terms prior to June 15, 2025 at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared.

We describe our redemption right under “Description of the Series C Preferred Stock—Redemption” below. If the Series C Preferred Stock is redeemed, the corresponding redemption of the depositary shares would generally be a taxable event to United States holders. In addition, United States holders might not be able to reinvest the money they receive upon redemption of the depositary shares in a similar security.

Investors should not expect us to redeem the Series C Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series C Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series C Preferred Stock may be redeemed by us at our option (i) in whole or in part, from time to time, on or after June 15, 2025 (or, if not a business day, on the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Event. Any decision we may make at any time to propose a redemption of the Series C Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series C Preferred Stock. See “—Our right to redeem the Series C Preferred Stock is subject to certain limitations, including the prior approval of the Federal Reserve Board.”

Our right to redeem the Series C Preferred Stock is subject to certain limitations, including the prior approval of the Federal Reserve Board.

Our right to redeem the Series C Preferred Stock is subject to any limitations established by the Federal Reserve Board. Under the Federal Reserve Board’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series C Preferred Stock is subject to prior approval of the Federal Reserve Board. The Federal Reserve Board may not approve any redemption of the Series C Preferred Stock that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

If we do not pay dividends in full on our parity stock, we will not pay dividends in full on the Series C Preferred Stock, and therefore you will not receive distributions in full on the depositary shares.

Our Series C Preferred Stock will be on parity with our outstanding Series A Preferred Stock and Series B Preferred Stock. When dividends are not paid in full upon the shares of such Series A Preferred Stock and Series B Preferred Stock or any other parity stock then outstanding, all dividends declared upon shares of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and any other parity stock will be declared on a proportional basis. If we do not declare dividends in full on any parity stock or do not have sufficient cash to pay dividends in full upon the shares of any parity stock, you will not receive distributions in full on the depositary shares.

Holders of Series C Preferred Stock will have limited voting rights.

Holders of Series C Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Series C Preferred Stock will have voting rights only as specifically required by Delaware law and as described under “Description of the Series C Preferred Stock—Voting Rights.” In addition, if dividends on the Series C Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series C Preferred Stock, together with holders of any other series of our preferred stock ranking equal as to the payment of dividends with the Series C Preferred Stock with similar voting right, will be entitled to vote for the election of two additional directors. Holders of depositary shares must act through the depositary to exercise any voting rights of the Series C Preferred Stock.

Holders of the Series C Preferred Stock have no voting rights with respect to matters that generally require the approval of voting common stockholders. Holders of the Series C Preferred Stock will have voting rights only (i) as specifically required by Delaware law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of senior capital stock of Stifel, and (iv) with respect to changes to our organizational documents that would materially adversely affect the voting powers, preferences, economic rights or special rights of the Series C Preferred Stock.

Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Series C Preferred Stock. Although each depositary share is entitled to 1/1000th of a vote, the depositary can only vote whole shares of the Series C Preferred Stock. While the depositary will vote the maximum number of whole shares of the Series C Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see “Description of the Series C Preferred Stock—Voting Rights” and “Description of the Depositary Shares—Voting the Preferred Stock.”

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series C Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series C Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series C Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series C Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The Series C Preferred Stock and depositary shares may not have an active trading market.

The Series C Preferred Stock and the related depositary shares are new issues of securities with no established trading market. Although we plan to apply to have the depositary shares listed on the NYSE, we may be unable to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. We do not expect that there will be any separate public trading market for the shares of Series C Preferred Stock except as represented by the depositary shares. Because the Series C Preferred Stock does not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. In addition, we currently expect the rating of the Series C Preferred Stock, if obtained, to be below investment grade, which could adversely impact the market price of the Series C Preferred Stock and the depositary shares.

Current economic trends and pressure in the financial services industry could cause significant fluctuations in our results of operations and stock price.

The stock prices and results of operations of financial services firms, including us, have recently experienced significant price and volume fluctuations and downward pressure as a result of volatile market conditions and may continue to experience such pressures in the future. Our results of operations and the market price of our equity securities have been negatively impacted, and are likely to continue to be subject to fluctuations which may further negatively impact our operating performance or prospects. Factors that could significantly impact our results of operations and the prices of our equity securities or preferred stock include:

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or asset valuations, or volatility;

•	political, constitutional and economic uncertainty arising from the participation of countries in supranational bodies such as the European Union;

•	developments in our business or in the financial sector generally;

•	regulatory changes affecting our operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us; and

•	announcements of strategic developments, acquisitions, and other material events by us or our competitors.

Significant declines in results of operations or the market prices of our equity securities and preferred stock or failure of any of these items to increase could also harm our ability to recruit and retain key employees, including our executives and financial advisors and other key professional employees and those who have joined us from companies we have acquired, reduce our access to debt or equity capital, and otherwise harm our business or financial condition. In addition, we may not be able to use our equity securities or preferred stock effectively as consideration in connection with future acquisitions.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing interests in the Series C Preferred Stock.

There can be no assurance about the market prices for the depositary shares representing interests in the Series C Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

•	whether we skip or are likely to skip dividends on the Series C Preferred Stock from time to time;

•	our creditworthiness, regulatory capital levels, operating performance, financial condition and prospects;

•	the ratings of our securities provided by credit ratings agencies, including ratings on the Series C Preferred Stock and related depositary shares;

•	our issuance of additional preferred equity;

•	interest rates, generally, and expectations regarding changes in rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar bank holding company securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in the offering or in the secondary market, may trade at a discount to their cost, and their value will fluctuate.

There may be future issuances or sales of Series C Preferred Stock or depositary shares, which may adversely affect the market price of the depositary shares.

We are not restricted from issuing additional Series C Preferred Stock or depositary shares or securities similar to the Series C Preferred Stock or depositary shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock or depositary shares. Holders of Series C Preferred Stock or depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of shares of Series C Preferred Stock or depositary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

SELECTED HISTORICAL FINANCIAL INFORMATION

The summary historical financial information is derived from our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, which are incorporated by reference into this prospectus supplement. The summary historical financial information for the three months ended March 31, 2020 and 2019, and the historical balance sheet data as of March 31, 2020, have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and should be read in conjunction with those unaudited consolidated financial statements and notes thereto. In the opinion of management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair statement of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

When you read this historical consolidated financial information, it is important that you also read the historical consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Annual Report on Form 10-K filed on February 19, 2020, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on April 30, 2020, and the unaudited consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Q1 2020 Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information.”

	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Revenues:
Commissions	$211,098	$155,449	$667,494	$657,732	$678,904
Principal transactions	138,666	104,032	404,751	351,378	396,826
Investment banking	179,468	161,840	817,421	707,670	726,763
Asset management and service fees	237,775	195,267	848,035	806,175	702,064
Interest	161,777	191,071	724,882	646,449	454,381
Other income	9,207	12,209	52,378	25,553	37,524

Total revenues	937,391	819,868	3,514,961	3,194,957	2,996,462
Interest expense	24,357	49,448	177,931	170,076	70,030

Net revenues	913,034	770,420	3,337,030	3,024,881	2,926,432

Non-interest expenses:
Compensation and benefits	577,179	458,114	1,978,116	1,770,762	1,958,929
Occupancy and equipment rental	66,073	58,862	242,893	222,384	222,708
Communications and office supplies	41,124	35,697	147,428	140,254	133,493
Commissions and floor brokerage	14,842	10,956	44,011	41,967	44,132
Provision for loan losses	18,978	2,283	9,977	18,366	25,320
Other operating expenses	79,732	66,699	315,467	296,786	272,314

Total non-interest expenses	797,928	632,611	2,737,892	2,490,519	2,656,896

	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Income from continuing operations before income tax expense	$115,106	$137,809	$599,138	$534,362	$269,536
Provision for income taxes	28,517	38,370	149,152	140,394	86,665

Income from continuing operations	86,589	99,439	449,986	393,968	182,871
Net income applicable to non-controlling interests	—	232	1,590	—	—

Net income	86,589	99,207	448,396	393,968	182,871

Preferred dividends	4,844	2,344	17,319	9,375	9,375

Net income available to common shareholders	$81,745	$96,863	$431,077	$384,593	$173,496

	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Earnings per common share:
Basic	$1.15	$1.35	$5.99	$5.36	$2.53
Diluted	$1.07	$1.22	$5.49	$4.73	$2.14
Cash dividends declared per common share	$0.17	$0.15	$0.60	$0.48	$0.20
Weighted average number of common shares outstanding:
Basic	71,286	71,700	71,998	71,786	68,562
Diluted	76,619	79,210	78,585	81,321	81,035

	As of March 31,		As of December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Financial Condition
Total assets	$25,896,006	$24,183,559	$24,610,225	$24,519,598	$21,383,953

Long-term obligations(1)	$785,000	$1,085,000	$1,085,000	$1,085,000	$1,085,000

Shareholders’ equity	$3,470,326	$3,376,623	$3,614,791	$3,167,593	$2,861,576

(1)	Includes senior notes excluding debt issuance costs (presented net on the consolidated statements of financial condition) and debentures to Stifel Financial Capital Trusts.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $193.2 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

•	On an actual basis; and

•

On an as-adjusted basis to give effect to the sale of the depositary shares offered hereby and the application of the net proceeds received therefrom as set forth under “Use of Proceeds,” which does not include the sale of any depositary shares or the application of any associated net proceeds in connection with the underwriters’ option to purchase up to an additional 1,000,000 depositary shares.

We may pursue a senior notes offering in the near term, subject to market conditions and other factors. In such event, our as-adjusted capitalization would change, as our liabilities and cash and cash equivalents would increase.

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” and “Selected Historical Financial Information,” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Q1 2020 Form 10-Q, as well as other filings and reports that we have incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2020
	Actual	As Adjusted
(in thousands, except share data)	(Unaudited)
Cash and cash equivalents	$1,382,920	$1,576,120

Liabilities:
Payables:
Customers	$946,380	$946,380
Brokers, dealers, and clearing organizations	545,927	545,927
Drafts	90,739	90,739
Securities sold under agreements to repurchase	475,528	475,528
Bank deposits	16,880,933	16,880,933
Financial instruments sold, but not yet purchased, at fair value	668,795	668,795
Accrued compensation	264,645	264,645
Accounts payable and accrued expenses	1,027,314	1,027,314
Borrowings	198,150	198,150
Federal Home Loan Bank advances	250,000	250,000
3.50% senior notes due December 2020(1)	300,000	300,000
4.25% senior notes due 2024(1)	500,000	500,000
5.20% senior notes due 2047(1)	225,000	225,000
Debentures to Stifel Financial Capital Trusts	60,000	60,000

	22,433,411	22,433,411
Shareholders’ Equity:
Preferred stock - $1 par value; authorized 3,000,000 shares; issued 12,400 shares (actual) and 20,400 shares (as adjusted)	310,000	510,000
Common stock - $0.15 par value; authorized 97,000,000 shares; issued 74,441,146 shares	11,166	11,166
Additional paid-in-capital	1,837,950	1,837,950
Retained earnings	1,728,911	1,722,111
Accumulated other comprehensive loss	(96,460)	(96,460)
Treasury stock, at cost, 5,928,739 shares	(321,241)	(321,241)

Total shareholders’ equity	3,470,326	3,663,526

Total Liabilities and Shareholders’ Equity	$25,903,737	$26,096,937

(1)	Amounts presented on a gross basis, excluding issuance costs of $7,731 in the aggregate.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 194,000,000 shares of common stock, par value $0.15 per share, and 3,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2020, there were 74,441,146 shares of common stock issued (including 5,928,739 shares held in treasury) and 68,512,407 shares outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “SF.”

We are authorized to issue up to 3,000,000 shares of preferred stock in one or more series. As of March 31, 2020, there were 6,000 shares of 6.25% Non-Cumulative Preferred Stock, Series A, $1.00 par value (“Series A Preferred Stock”), with a liquidation preference of $25,000 per share, outstanding and 6,400 shares of 6.25% Non-Cumulative Preferred Stock, Series B, $1.00 par value (“Series B Preferred Stock”), with a liquidation preference of $25,000 per share, outstanding.

Common Stock

Voting and Other Rights. Each share of common stock is entitled to one vote per share, and, in general, a majority of shares present and entitled to vote with respect to a matter is sufficient to authorize action upon routine matters. In uncontested elections, a nominee for director will be elected to the board of directors if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “withhold” against that nominee’s election. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting. Stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. In general, however, amendments to the certificate of incorporation, a merger or dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on the matter as a class.

No Preemptive or Conversion Rights. Our common stock will not entitle its holders to any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Assets upon Dissolution. In the event of liquidation, holders of common stock will receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of any of our preferred stock then outstanding.

Distributions. Holders of our common stock will be entitled to receive the dividends or distributions that our board of directors may declare out of funds legally available for these payments. The payment of distributions by us is subject to the restrictions of Delaware law applicable to the declaration of distributions by a corporation. Under Delaware law, a corporation may not pay a dividend out of net profits if the capital stock of the corporation is less than the stated amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation’s assets. In addition, the payment of distributions to stockholders is subject to any prior rights of outstanding preferred stock.

As a bank holding company, the ability of Stifel Bank & Trust and Stifel Bank to declare and pay dividends is subject to the oversight of the Federal Reserve Board. The ability of Stifel Bank & Trust and Stifel Bank, as well as us, to pay dividends in the future is currently, and could be further, influenced by bank regulatory requirements and capital guidelines. For example, under the Dodd-Frank Act and long-standing Federal Reserve policy, including guidance provided by the Federal Reserve, bank holding companies, such as us, are required to act as a source of financial strength to their subsidiary banks.

Preferred Stock

Stifel’s board of directors is authorized to issue up to 3,000,000 shares of preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of stockholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

Series A Preferred Stock

As of March 31, 2020, we have authorized for issuance 6,000 shares of Series A Preferred Stock, with a liquidation preference of $25,000 per share. As of the date of this prospectus supplement, we have outstanding 6,000 shares of Series A Preferred Stock with a cumulative liquidation preference of $150.0 million. The Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “SF PRA.”

Shares of the Series A Preferred Stock rank senior to our common stock, equally with shares of our Series B Preferred Stock, and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock. the Series B Preferred Stock and, after the issuance of the Series C Preferred Stock, the Series C Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, after the issuance of the Series C Preferred Stock, shares of the Series A Preferred Stock will rank equally with shares of our Series C Preferred Stock. Holders of Series A Preferred Stock do not have preemptive or subscription rights.

The shares of Series A Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of ours to redeem or repurchase the Series A Preferred Stock.

Dividends. Holders of Series A Preferred Stock are entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share from the date of issuance at a rate per annum equal to 6.25%.

Redemption. The Series A Preferred Stock is not redeemable prior to July 15, 2021 (except for redemption in whole, but not in part, upon the occurrence of certain regulatory capital treatment events). On and after that date, the Series A Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series A Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock (which includes the Series B Preferred Stock and will include the Series C Preferred Stock) as to payment of dividends, and in the distribution of assets of any liquidation, dissolution or winding up of Stifel, shall have not been declared and paid for an amount equal to six or more quarterly dividend payments or their equivalent, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series A Preferred Stock, together with the holders of all other affected classes and series of voting preferred stock (which may include the Series B Preferred Stock and, after the Series C Preferred Stock is issued, may include the Series C Preferred Stock), voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series A Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four quarterly dividend periods or their equivalent.

So long as any shares of Series A Preferred Stock remain outstanding, the vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock, Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon (which may include the Series B Preferred Stock and, after the issuance of the Series C Preferred Stock, may include the Series C Preferred Stock), voting together as a single class, shall be necessary to (1) amend or alter the provisions of our restated certificate of incorporation or the certificate of designations of the Series A Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding-up of Stifel; (2) amend, alter or repeal the provisions of our restated certificate of incorporation or the certificate of designations of the Series A Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; or (3) consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of Stifel with another corporation or other entity, unless in each case (i) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Stifel will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

Series B Preferred Stock

As of March 31, 2020, we have authorized for issuance 6,900 shares of Series B Preferred Stock, with a liquidation preference of $25,000 per share. As of the date of this prospectus supplement, we have outstanding 6,400 shares of Series B Preferred Stock with a cumulative liquidation preference of $160.0 million. The Series B Preferred Stock is listed on the New York Stock Exchange under the symbol “SF PRB.”

Shares of the Series B Preferred Stock rank senior to our common stock, equally with shares of our Series A Preferred Stock, and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series B Preferred Stock, the Series A Preferred Stock and after the issuance of the Series C Preferred Stock, the Series C Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, after the issuance of the Series C Preferred Stock, shares of the Series B Preferred Stock will rank equally with shares of our Series C Preferred Stock. Holders of Series B Preferred Stock do not have preemptive or subscription rights.

The shares of Series B Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of ours to redeem or repurchase the Series B Preferred Stock.

Dividends. Holders of Series B Preferred Stock are entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share from the date of issuance at a rate per annum equal to 6.25%.

Redemption. The Series B Preferred Stock is not redeemable prior to March 15, 2024 (except for redemption in whole, but not in part, upon the occurrence of certain regulatory capital treatment events). On and after that date, the Series B Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series B Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series B Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock (which includes the Series A Preferred Stock and will include the Series C Preferred Stock) as to payment of dividends, and in the distribution of assets of any liquidation, dissolution or winding up of Stifel, shall have not been declared and paid for an amount equal to six or more quarterly dividend payments or their equivalent, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series B Preferred Stock, together with the holders of all other affected classes and series of voting preferred stock (which may include the Series A Preferred Stock and, after the Series C Preferred Stock is issued, will include the Series C Preferred Stock), voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series B Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four quarterly dividend periods or their equivalent.

So long as any shares of Series B Preferred Stock remain outstanding, the vote or consent of the holders of at least 66-2/3% of the shares of Series B Preferred Stock, Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon (which may include the Series A Preferred Stock and after the issuance of the Series C Preferred Stock, may include the Series C Preferred Stock), voting together as a single class, shall be necessary to (1) amend or alter the provisions of our restated certificate of incorporation or the certificate of designations of the Series B Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding-up of Stifel; (2) amend, alter or repeal the provisions of our restated certificate of incorporation or the certificate of designations of the Series B Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; or (3) consummate a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of Stifel with another corporation or other entity, unless in each case (i) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Stifel will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series C Preferred Stock. The following summary of the terms and provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our restated certificate of incorporation and the certificate of designations creating the Series C Preferred Stock, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.

General

Our authorized capital stock includes 3,000,000 shares of preferred stock, par value $1.00 per share, 6,000 of which are designated as Series A Preferred Stock, of which 6,000 shares were issued and outstanding immediately prior to this offering, and 6,900 of which are designated as Series B Preferred Stock, of which 6,400 shares are issued were outstanding immediately prior to this offering. The Series C Preferred Stock is part of a new single series of authorized preferred stock consisting of 9,000 shares.

We are offering 8,000,000 depositary shares, representing 8,000 shares of Series C Preferred Stock. The underwriters may also purchase up to an additional 1,000,000 depositary shares, representing an additional 1,000 shares of Series C Preferred Stock, from us at the public offering price less the underwriting discount within 30 days from the date of this prospectus supplement. As described in the accompanying prospectus, we may from time to time, without notice to or the consent of holders of Series C Preferred Stock, issue additional shares of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock or other series of preferred stock. Any additional shares of Series C Preferred Stock would be deemed to form a single series with the Series C Preferred Stock offered by this prospectus supplement.

The depositary will be the sole holder of the Series C Preferred Stock, as described under “Description of the Depositary Shares,” and all references in this prospectus supplement to the holders of the Series C Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of Series C Preferred Stock, as described under “Description of the Depositary Shares.”

Shares of the Series C Preferred Stock will rank with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Stifel:

•	junior to our secured and unsecured debt;

•	senior to our common stock and any other series of our junior stock that may be issued in the future;

•	equally with our outstanding Series A Preferred Stock and Series B Preferred Stock;

•	equally with parity stock and each other series of our preferred stock that by its terms is expressly stated to be on parity with the Series C Preferred Stock; and

•	junior to any preferred stock that by its terms is expressly stated to be senior to the Series C Preferred Stock.

The Series C Preferred Stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of Series C Preferred Stock will not have preemptive or subscription rights to acquire more stock of Stifel.

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Stifel. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of Stifel to redeem or repurchase the Series C Preferred Stock. The Series C Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.

Dividends

Dividends on shares of the Series C Preferred Stock will not be mandatory or cumulative. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments. Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 15th day of March, June, September and December of each year (each, a dividend payment date), commencing on September 15, 2020. These dividends will accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 6.125% (equivalent to $1.53125 per depositary share per annum). Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. In the event that we issue additional shares of Series C Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. Payment dates are subject to adjustment for business days.

Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the stock register on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 days nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares will be the same as the record dates for the Series C Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Stock and will end on and exclude the September 15, 2020 dividend payment date. Dividends payable on the Series C Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding the next succeeding dividend period’s dividend payment date. “Business day” means any weekday that is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.

Dividends on shares of Series C Preferred Stock will not be cumulative. Accordingly, if our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

So long as any share of Series C Preferred Stock remains outstanding, (i) no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined below) (other than a dividend payable solely in junior stock), (ii) no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such junior stock by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock unless, in each case, the full dividends for the latest completed dividend period on all outstanding shares of Series C Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Stifel Nicolaus, or any of our other affiliates, to engage in any market-making transactions in our junior stock in the ordinary course of business.

As used in this prospectus supplement, “junior stock” means any class or series of stock of Stifel that ranks junior to the Series C Preferred Stock as to the payment of dividends and/or as to the distribution of assets upon any liquidation, dissolution or winding-up of Stifel. Junior stock includes our common stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) in full on the Series C Preferred Stock and any shares of parity stock, all dividends declared on the Series C Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) bear to each other.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Stifel that ranks equally with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Stifel. Our Series A Preferred Stock and our Series B Preferred Stock are parity stock.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series C Preferred Stock shall not be entitled to participate in any such dividend.

We will not be able to declare, pay, or set aside payment for dividends if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations. The certificate of designations creating the Series C Preferred Stock provides that dividends on the Series C Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with applicable capital adequacy guidelines.

We will not be able to declare, pay, or set aside payment for dividends if we fail to comply, or if and to the extent such act would cause us to fail to comply, with certain covenants in our credit agreements. Such covenants among other things, restrict our ability to pay dividends, including dividends on Series C Preferred Stock, even if we believe them to be in our best interests. Our credit agreements also subject us to a number of other covenants that impose significant operating restrictions on us. See “Risk Factors—Our credit agreements contain restrictive financial covenants that could limit our ability to pay dividends on the Series C Preferred Stock, and contain other covenants that could adversely affect our business.”

Dividends on shares of the Series C Preferred Stock that are redeemed will cease to accrue on the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series C Preferred Stock called for redemption.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Stifel, holders of Series C Preferred Stock are entitled to receive out of assets of Stifel or proceeds thereof available for distribution to stockholders, after satisfaction of all liabilities and obligations to creditors, before any distribution of such assets or proceeds is made to or set aside for holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series C Preferred Stock, and subject to the rights of the holders of any parity stock upon liquidation, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of Stifel or proceeds thereof are not sufficient to pay the liquidation preferences in full to all holders of Series C Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series C Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution (which includes the Series A Preferred Stock and Series B Preferred Stock), the holders of our other stock shall be entitled to receive all remaining assets of Stifel or proceeds thereof according to their respective rights and preferences.

For purposes of this section, our consolidation or merger with one or more other entities, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for the shares, or the sale, lease or exchange of all or substantially all of the assets of Stifel for cash, securities or other property, shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Because we are a holding company, our rights and the rights of our creditors and stockholders, including the holders of the Series C Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Redemption

The Series C Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. We may, at our option, redeem the Series C Preferred Stock (i) in whole or in part, from time to time, on any date on or after June 15, 2025 (or, if not a business day, on the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Event, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, whether or not declared. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date. Holders of Series C Preferred Stock will have no right to require the redemption or repurchase of the Series C Preferred Stock.

We are a bank holding company and a financial holding company regulated by the Federal Reserve Board. We intend to treat the Series C Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).

A “Regulatory Capital Event” means the good faith determination by Stifel that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series C Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series C Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series C Preferred Stock, there is more than an insubstantial risk that Stifel will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series C Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series C Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

We will not exercise our option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we will redeem the Series C Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (for example, common stock or another series of noncumulative perpetual preferred stock).

If shares of Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof; provided that, if the depositary shares representing the Series C Preferred Stock are held in global form through The Depository Trust Company, or “DTC,” we may give such notice at such time and in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing shares of Series C Preferred Stock for payment of the redemption price.

If notice of redemption of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

Holders of the Series C Preferred Stock will have no right to require the redemption or repurchase of the Series C Preferred Stock, and should not expect such redemption or repurchase.

See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to our Series C Preferred Stock.

Voting Rights

Except as provided below or as required by law, the holders of Series C Preferred Stock will have no voting rights.

Whenever dividends on any shares of Series C Preferred Stock or any shares of voting preferred stock (as defined below) shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment Event”), the holders of Series C Preferred Stock, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”), provided that our board of directors shall at no time include more than two Preferred Stock Directors and that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In the event that the holders of the Series C Preferred Stock and other holders of voting preferred stock are entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series C Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment Event shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this prospectus supplement, “voting preferred stock” means any other class or series of preferred stock of Stifel ranking equally with the Series C Preferred Stock as to dividends and upon which like voting rights have been conferred and are exercisable (which may include the Series A Preferred Stock and Series B Preferred Stock). Whether a plurality, majority or other portion of the shares of Series C Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four consecutive dividend periods following a Nonpayment Event have been paid in full, the holders of Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment Event) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically be reduced accordingly. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock and all other series of parity stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of our restated certificate of incorporation or the certificate of designations of the Series C Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Stifel;

•

amend, alter or repeal the provisions of our restated certificate of incorporation or the certificate of designations of the Series C Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of Stifel with another corporation or other entity, unless in each case (i) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that any increase in the amount of the authorized or issued shares of Series C Preferred Stock, any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Stifel will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series C Preferred Stock for this purpose), then only the series adversely affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series C Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect such redemption.

Preemptive and Conversion Rights

The holders of the Series C Preferred Stock do not have any preemptive or conversion rights.

Additional Classes or Series of Stock

We will have the right to authorize and issue additional classes or series of stock ranking equally with or junior to the Series C Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series C Preferred Stock, or the holders of the related depositary shares.

Transfer Agent, Registrar

Computershare Trust Company, N.A. will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series C Preferred Stock.

Governing Law

The Series C Preferred Stock will be governed by Delaware law.

DESCRIPTION OF THE DEPOSITARY SHARES

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series C Preferred Stock. The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the deposit agreement, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.

General

We are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/1000th ownership interest in a share of Series C Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series C Preferred Stock represented by depositary shares will be deposited under a deposit agreement among Stifel and Computershare Trust Company, N.A. and Computershare Inc., jointly as depositary, and the holders from time to time of the depositary receipts described therein. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Series C Preferred Stock, we will deposit the Series C Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in this prospectus supplement.

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that materially and adversely alters any right of the holders of depositary shares will not be effective unless the holders of at least two-thirds of the depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares to surrender such depositary shares to the depositary with instructions to deliver to such holder shares of the Series C Preferred Stock, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement may be terminated if:

•	all outstanding depositary shares have been redeemed;

•	a final distribution in respect of the Series C Preferred Stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Stifel;

•	consent of the holders of at least two-thirds of the depositary shares outstanding is obtained; or

•

there is a material breach of the deposit agreement by either party which is not cured by the breaching party within a period not to exceed thirty (30) days after the date of written notice by one of the other parties.

Please note that in this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders set forth below under “Book-Entry Procedures and Settlement.”

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1000th of the dividend declared per share of the Series C Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares in proportion to the number of depositary shares held by the holders, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt such method as it deems equitable and practicable, including selling the property and distributing the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1000th of the redemption price per share payable with respect to the Series C Preferred Stock (or $25 per depositary share). Whenever we redeem shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C Preferred Stock and the related depositary shares.

Voting the Series C Preferred Stock

Because each depositary share represents a 1/1000th interest in a share of the Series C Preferred Stock, holders of depositary receipts will be entitled to 1/1000th of a vote per depositary share under those limited circumstances in which holders of the Series C Preferred Stock are entitled to a vote, as described above in “Description of the Series C Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of Series C Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the amount of Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Listing

We intend to apply to list the depositary shares on the NYSE. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. Listing the depositary shares does not guarantee the development of a trading market or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the shares of Series C Preferred Stock except as represented by the depositary shares.

Form and Notices

The Series C Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in registered form to a nominee of DTC. DTC will credit beneficial interests in the depositary shares in book-entry only form through its facilities, as described below in “Book-Entry Procedures and Settlement.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series C Preferred Stock.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. will be the joint depositary for the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The depositary shares will be issued in the form of one or more global depositary receipts registered in the name of Cede & Co., as a nominee for DTC.

Following the issuance of the depositary shares, DTC will credit the accounts of its participants with the depositary shares upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.

So long as DTC or its nominee is the registered owner of the global depositary receipts, Stifel and Computershare will treat DTC as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the global depositary receipts or the Preferred Stock. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global depositary receipts either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the Series C Preferred Stock is registered in the name of Computershare, acting as depositary, and the depositary shares are represented by the global depositary receipts registered in the name of DTC, we will pay dividends on the Series C Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Stifel nor Computershare will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.

If we determine to replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners, the underlying shares of the Series C Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. You may also request to replace your book-entry depositary receipts with certificated depositary receipts registered in your name as beneficial owner. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of the Series C Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series C Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series C Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

Settlement

You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such depositary shares settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary shares by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Notices

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

CERTAIN U.S. MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (“Treasury”) regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. U.S. federal estate and gift, state, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships, S corporations or other pass-through entities, dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price.

As used herein, the term “U.S. holder” means a beneficial owner of depositary shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of depositary shares that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the depositary shares.

Beneficial owners of depositary shares will be treated as owners of the underlying Series C Preferred Stock for U.S. federal income tax purposes.

Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.

U.S. Holders

Dividends. Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the depositary shares will generally be treated as “qualified dividend income” that is taxable at the preferential rates applicable to long term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. Moreover, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 50% dividends-received deduction, subject to various limitations. A corporate U.S. holder may not be entitled to the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective U.S. corporate investors should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares; and

•

Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, for preferred stock, at least 91 days during the 181-day period beginning on the date which is 90 days before the date on which the preferred stock becomes ex-dividend with respect to such dividend).

A U.S. holder should consult its own tax advisors regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Sale or Other Taxable Disposition of the Depositary Shares. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferential rates. The deductibility of net capital losses is subject to limitations.

Redemption of the Depositary Shares. The tax treatment of any redemption by us of our depositary shares from a U.S. holder depends on the particular facts as to such U.S. holder at the time of redemption.

In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares, (ii) is a “substantially disproportionate” redemption with respect to such U.S. holder, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by certain constructive ownership rules.

If the redemption does not meet any of the tests for exchange treatment, then the redemption proceeds received by a holder will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders—Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed depositary shares to other shares of Company securities that you own.

Information Reporting and Backup Withholding on U.S. holders. In general, U.S. holders may be subject to information reporting and backup withholding when such U.S. holder receives payments of dividends on the depositary shares and certain payments of proceeds on the sale or redemption of the depositary shares, unless such U.S. holder is an exempt recipient (such as, among others, a corporation) and, when required, provides evidence of such exemption. A non-exempt U.S. holder will be subject to backup withholding if such U.S. holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or

•

fails to certify, under penalties of perjury, that the U.S. holder is a U.S. person, has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”) in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments of proceeds to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient, such as a corporation.

Medicare Tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Certain U.S. Material Federal Income Tax Considerations” above, and nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens. Persons considering the purchase of depositary shares should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.

Dividends. Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a properly completed IRS Forms W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with a U.S. trade or business of a non-U.S. holder and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty). A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Prospective investors should consult their own tax advisors regarding the certification requirements for non-U.S. holders.

Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment). A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange or redemption of the depositary shares so long as:

•

the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or, if required by an applicable tax treaty, the gain is not attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder);

•	in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition; and

•

the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

If such gain is effectively connected with a U.S. trade or business of a non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the non-U.S. holder is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition, and certain other conditions are met, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses (even though the non-U.S. holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

Redemption of the Depositary Shares. The tax treatment of any redemption by us of our depositary shares from a non-U.S. holder depends on the particular facts as to such non-U.S. holder at the time of redemption.

In general, a non-U.S. holder of our depositary shares will be subject to tax as described under the caption “Non-U.S. Holders—Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment)” above if such redemption (i) results in a “complete termination” of the non-U.S. holder’s interest in all classes of our shares, (ii) is a “substantially disproportionate” redemption with respect to such non-U.S. holder, (iii) is “not essentially equivalent to a dividend” with respect to the non-U.S. holder of the depositary shares, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such non-U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The non-U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such non-U.S. holder by certain constructive ownership rules.

If the redemption does not meet any of the tests for exchange treatment, then the redemption proceeds received by a holder will be treated as a distribution on our shares and will be taxable as described under the caption “Non-U.S. Holders—Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed depositary shares to other shares of Company securities that you own.

Information Reporting and Backup Withholding on non-U.S. holders. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Withholding at a rate of 30% will generally be required under provisions of the Code commonly referred to as “FATCA” on dividends in respect of the depositary shares if such depositary shares are held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the depositary shares are held will affect the determination of whether such withholding is required. Similarly, payments in respect of depositary shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to FATCA withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Treasury Department. Under proposed regulations promulgated by the Treasury Department, on which taxpayers may rely until final regulations are issued, FATCA withholding will not be imposed on gross proceeds from any sale or other disposition of the depositary shares. We will not pay any additional amounts to holders of depositary shares in respect of any amounts withheld. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the depositary shares.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s (as defined below) particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing such a Plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. Each investor and holder of these depositary shares has responsibility for ensuring that its purchase, holding and disposition of the depositary shares do not violate the applicable fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws (as defined below). The sale of any of the depositary shares to any Plan or a plan subject to Similar Law is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by Plans generally or any particular Plan.

Certain provisions of ERISA and the Code prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. A violation of these “prohibited transaction” rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“Similar Law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Law apply, proposing to acquire depositary shares should consult with its legal counsel.

Without limiting the foregoing, we have subsidiaries that provide services to many employee benefit plans and we may therefore be considered a “party in interest” and a “disqualified person” to a large number of Plans. A purchase of the depository shares by or on behalf of any such Plan could result in a prohibited transaction between the Plan and Stifel unless exemptive relief is available under an applicable exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of depository shares. Those PTCEs include, without limitation:

•	PTCE 96-23 for certain transaction determined by in-house asset managers;

•	PTCE 95-60 for certain transactions involving insurance company general accounts;

•	PTCE 91-38 for certain transactions involving bank collective investment funds;

•	PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to plans or being an affiliate of such a service provider. No assurance can be or is made that all of the conditions of any such exemptions or any other statutory or class exemptions will be available or satisfied with respect to transactions involving the depository shares.

A fiduciary of a Plan should consider the application of the rules and exemptions referred to above to the potential redemption of the depositary shares by Stifel, in addition to the purchase, holding and disposition of the depository shares or the exercising of any rights related thereto by the Plan. The individual making the decision on behalf of a Plan or governmental or other plan subject to Similar Law shall be deemed, on behalf of the individual and the Plan or governmental plan or other plan subject to Similar Law, by purchasing or holding the depositary shares, or exercising any rights related thereto, to represent and warrant to Stifel that none of the purchase, holding or disposition of the depositary shares or the exercise of any rights related to the depositary shares will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan or other plan not subject to ERISA or the Code, under any applicable Similar Law or regulation). Any other investor in the depository shares will be deemed to have represented and warranted to Stifel that it is not a plan subject to Title I of ERISA or Section 4975 of the Code and it is not purchasing such shares on behalf of, or with “plan assets” of, any such plan. In addition, each investor that is a Plan will be deemed to represent and warrant that neither we nor the underwriters are or will be a fiduciary with respect to the investor’s decision regarding its investment in the depositary shares or the exercise of any rights related thereto.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement dated May 12, 2020 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/1000th interest in a share of the Series C Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement. Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters.

Underwriters	Number of Depositary Shares
Keefe, Bruyette & Woods, Inc.	1,700,000
BofA Securities, Inc.	1,700,000
Citigroup Global Markets Inc.	1,200,000
Morgan Stanley & Co. LLC	1,700,000
Wells Fargo Securities, LLC	1,700,000

Total	8,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,000,000 depositary shares from us at the public offering price less the underwriting discount. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase depositary shares approximately proportionate to such underwriter’s initial purchase commitment.

Commissions and Discounts

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $0.50 per depositary share sold to investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per depository share sold to investors. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 1,000,000 depositary shares.

	Per Depositary Share	No Exercise	Full Exercise
Public offering price	100.000%	$200,000,000	$225,000,000
Underwriting discount	3.150%	$6,300,000	$7,087,500
Proceeds, before expenses, to us	96.850%	$193,700,000	$217,912,500

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $30,000.

New York Stock Exchange Listing

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series C Preferred Stock except as represented by the depositary shares. We intend to apply to list the depositary shares on the NYSE under the symbol “SF PrC.” If the application is approved, we expect trading of the depositary shares on the NYSE to begin within 30 days after the initial delivery of the depositary shares.

Clear-Market

We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Series C Preferred Stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the depositary shares or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the depositary shares or our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Conflicts of Interest

KBW, our broker-dealer subsidiary, is a member of FINRA and will participate in the distribution of the depositary shares. As a result, KBW has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted pursuant to Rule 5121. To comply with Rule 5121, KBW will not confirm sales of the securities to any account over which KBW exercises discretionary authority without the prior written approval of the customer. In addition, pursuant to Rule 5121, a “qualified independent underwriter” (as defined in Rule 5121) must participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Morgan Stanley has agreed to act as qualified independent underwriter for the offering and to perform a due diligence investigation and review and participate in the preparation of the prospectus supplement. Morgan Stanley will not receive any additional fees for acting as a qualified independent underwriter. We have agreed to indemnify Morgan Stanley against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of BofA Securities, Inc. is a co-lender under a $200 million unsecured revolving credit facility and secured, short-term lines of credit available to us. In addition, an affiliate of BofA Securities, Inc. is the administrative agent and affiliates of certain of the other underwriters are lenders under a 364-day credit agreement, to which we and Stifel Nicolaus are parties, that provides for maximum borrowing of $250 million.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA and UK

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any depositary shares to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For the purposes of this provision:

(a)	The expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Notice to Prospective Investors in the United Kingdom

Each underwriter has, severally and not jointly, represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The depositary shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-238118) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.stifel.com. The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information.

The following documents, which we filed with the SEC, are incorporated by reference into this prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  19, 2020, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on April 30, 2020;

•

our Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April  3, 2020 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 7, 2020 (which shall exclude any ratings from any of the ratings agencies);

•	our Current Reports on Form 8-K dated April 30, 2020 and May 5, 2020 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise.

The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Where You Can Find Additional Information.” Any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of the offering, are also incorporated by reference.

We will provide a copy of the documents we incorporate by reference (other than exhibits attached to those documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein), at no cost, to any person who receives this prospectus. You may request a copy of any or all of these documents, either orally or in writing, by contacting us at the following address and telephone number: Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102, (314) 342¬2000.

LEGAL MATTERS

The validity of the Series C Preferred Stock and the related depositary shares will be passed upon for Stifel Financial Corp. by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri. The validity of the Series C Preferred Stock and the related depositary shares will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Stifel Financial Corp.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Common Stock • Preferred Stock • Debt Securities • Warrants

Depositary Shares • Subscription Rights

Purchase Contracts • Purchase Units

Common Stock

Offered by the Selling Security Holders

We may offer from time to time shares of our common stock, shares of our preferred stock, senior debt securities, subordinated debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time, in one or more transactions. In addition, the selling security holders may offer and sell shares of our common stock from time to time, together or separately.

We will provide specific terms of any offering of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange, or the NYSE, and the Chicago Stock Exchange, or the CSX, under the symbol “SF.” Unless we state otherwise in a prospectus supplement, we will not list any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units on any securities exchange.

Our principal executive offices are located at 501 North Broadway, St. Louis, Missouri, 63102 and our telephone number is (314) 342-2000.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We or any selling security holder may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is May 8, 2020.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus and applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading “Where You Can Find Additional Information.”

Unless the context indicates otherwise, all references in this prospectus to “the Company,” “our company,” “us,” “we” and “our” refer to Stifel Financial Corp. and its wholly-owned subsidiaries, including Stifel Bank & Trust, or Stifel Bank.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), after the date of this prospectus and prior to the termination of the offering under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  19, 2020, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on April 30, 2020;

•

our Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April  3, 2020 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 7, 2020 (which shall exclude any ratings from any of the ratings agencies); and

•

our Current Reports on Form 8-K filed with the SEC on April 30, 2020 and May 5, 2020 (except, in any such case, the portions thereof furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise).

We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by telephone to (314) 342-2000 or by mail to Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, attention: Corporate Secretary.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements cover, among other things, statements made about general economic, political, regulatory, and market conditions, the investment banking and brokerage industries, our objectives and results, and also may include our belief regarding the effect of various legal proceedings, management expectations, our liquidity and funding sources, counterparty credit risk, or other similar matters. All statements in this prospectus and the information incorporated by reference in it not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results.

Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements except as required by law. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

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THE COMPANY

Stifel Financial Corp. is a Delaware corporation and a financial holding company headquartered in St. Louis, Missouri. We have built a diversified business serving private clients, institutional investors, and investment banking clients located across the country. Our headquarters are located at 501 North Broadway, St. Louis, Missouri 63102, and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Risk Factors” in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Part II in our Quarter Report on Form 10-Q for the three months ended March 31, 2020, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

5

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

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DESCRIPTION OF THE SECURITIES

We may offer from time to time, in one or more offerings, the following securities:

•	shares of common stock, which may be voting or non-voting;

•	shares of preferred stock, which may be voting or non-voting;

•	debt securities, which may be senior or subordinated, convertible into shares or our capital stock and secured or unsecured;

•	warrants;

•	depositary shares;

•	subscription rights;

•	purchase contracts; or

•	purchase units.

In addition, the selling security holders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock in one or more offerings.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units that may be offered under this prospectus by us or by selling security holders. The terms of the offering of securities, the initial offering price and net proceeds to us will be contained in the prospectus supplement and other filings relating to such offering.

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PLAN OF DISTRIBUTION

General

We or selling security holders may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to the purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

•	directly to one or more purchasers, through a specific bidding, auction or other process;

•	through agents or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for outstanding indebtedness; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we or selling security holders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We or the selling security holders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling security holders must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

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If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling security holders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or the selling security holders to indemnification by us or the selling security holders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Market-Making, Stabilization and Other Transactions

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE and the CSX. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Conflicts of Interest

KBW, our broker-dealer subsidiary, and Stifel, our investment banking subsidiary, are members of FINRA and may participate in distributions of the offered securities. Since we own more than 10% of the common equity of KBW and Stifel, a “conflict of interest” will exist for KBW and/or Stifel within the meaning of FINRA Rule 5121(f)(5)(B) if they participate in any offering of the offered securities. Additionally, KBW and/or Stifel and one or more of their respective affiliates, as defined in FINRA Rule 5121, will have a conflict of interest as defined in Rule 5121(f)(5)(C)(ii) to the extent they receive more than 5% of the net proceeds of any offering of the offered securities. Accordingly, offerings of the offered securities in which KBW or Stifel participates will be conducted pursuant to Rule 5121. To comply with Rule 5121, KBW or Stifel, as applicable, will not confirm sales of the offered securities to any account over which KBW or Stifel, as applicable, exercises discretionary authority without the prior written approval of the customer. In addition, pursuant to Rule 5121, a “qualified independent underwriter” (as defined in Rule 5121) may be required to participate in certain offerings. A qualified independent underwriter must participate in the preparation of the prospectus supplement with respect to such offerings and must exercise the usual standards of due diligence with respect thereto.

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SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, and in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which we incorporate by reference into this registration statement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Stifel Financial Corp. by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Stifel Financial Corp.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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STIFEL FINANCIAL CORP.

8,000,000 Depositary Shares

Each Representing a 1/1000th Interest in a Share of

6.125% Non-Cumulative Preferred Stock, Series C

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Keefe, Bruyette & Woods	BofA Securities	Citigroup	Morgan Stanley	Wells Fargo Securities

                A Stifel Company

May 12, 2020